                            PLACEMENT AGENT AGREEMENT


         This Placement Agent Agreement is made this 10th day of July, 1996 by and between Brake Headquarters, U.S.A., Inc. (the "Company"), and G-V Capital Corp. ("G-V").

                                    RECITALS

         WHEREAS, the Company intends to offer and sell (the "Offering") a minimum of 400,000 units, if any, and a maximum of 450,000 units of the Company (the "Units") at a price of $2.50 per Unit, to accredited investors (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")), and has prepared a Confidential Private Placement Memorandum dated July 9, 1996 (together with the exhibits attached thereto and the financial statements incorporated by reference therein shall be collectively referred to as the "PPM") in connection therewith;

         WHEREAS, each Unit will consist of one share of common stock, $.001 par value per share ("Common Stock"), and two warrants (the "Warrants"), each to purchase one share of Common Stock, exercisable for 3 years from the closing of the Offering at an exercise price of $3.80 per share;

         WHEREAS, the Warrants may be redeemed by the Company for $.01 per Warrant, subject to certain restrictions as set forth in the form of Warrant Certificate included in the PPM;

         WHEREAS, the Company desires that G-V act as the exclusive placement agent for the Offering and, in connection therewith, the Company has agreed to pay G-V certain commissions and expenses and to issue G-V certain shares of Common Stock upon the completion of the Offering;

         WHEREAS, G-V desires to act as placement agent for the Offering, subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to establish an escrow in connection with the Offering;

                                   AGREEMENTS

         NOW, THEREFORE, for the mutual promises set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1.         G-V.

         (a) G-V, and/or other agents hired by it and reasonably acceptable to the Company, shall act as placement agent in connection with the Offering and use its "best efforts," subject to the Securities Act, the Securities Exchange Act of 1934, as amended, and all applicable state securities laws, to solicit prospective investors for the Offering.

         (b) As consideration for G-V's agreement to act as placement agent in connection with the Offering, the Company agrees to pay to G-V a seven and one-half percent (7-1/2%) commission ($0.1875 per Unit) for each Unit (the "Commission"). The Commission will be payable on all Units sold in the Offering. It is expressly understood that no commission shall be earned or due with respect to the issuance of the warrants granted to G-V pursuant to Section 1(c) below or the Units which may be issued upon the exercise thereof.

         (c) In addition to the consideration set forth in Section 1(b) above, upon the closing of the Offering, the Company shall grant to G-V, warrants in form and substance reasonably satisfactory to G-V, to purchase at $2.50 per Unit an aggregate of 40,000 Units (identical to the Units sold in the Offering) exercisable for a period of three years after the First Closing Date.

2.         Escrow.

         (a) All subscription proceeds for Units subscribed to be purchased in the Offering (the "Funds") shall be held by G-V in a segregated interest-bearing account at NorthFork Bank, Long Island, New York (or such other bank selected by G-V). The Funds will not be released until all of the conditions listed in Section 2(c) below have occurred or are otherwise waived in writing by G-V.

         (b) Provided that the conditions listed in Section 2(c) below have occurred or are otherwise waived and provided further that G-V has received (and the Company has accepted) subscription documents and Funds relating to the sale of at least 400,000 Units, the Company and G-V will proceed with an initial closing of the Offering. The date on which such initial closing occurs shall be the "First Closing Date." On the First Closing Date, G-V shall wire transfer to the Company's account, pursuant to wiring instructions provided in writing by the Company to G-V, the Funds relating to the subscriptions accepted by the Company as of the First Closing Date. The Company shall promptly thereafter issue to such subscribers certificates representing the requisite Units subscribed for. Subsequent closings of the Offering (of which there shall not be more than two) shall occur on the same basis when and as the Company and G-V mutually agree and provided that the conditions listed in Section 2(c) below have occurred or are otherwise waived. Each date on which a closing occurs shall be a "Closing Date."

         (c) Listed below are the conditions to each closing, including, without limitation, the initial closing to occur on the First Closing Date:

                  (i) The Company shall have accepted the subscriptions held in escrow. Such acceptance to be evidenced by the Company's execution of the subscription documents.

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                  (ii)     There shall have been furnished to G-V a certificate,
                           dated the applicable Closing Date (as described below) and addressed to G-V, signed by Joseph Ende as President of the Company to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to such Closing Date; and (ii) the signers of said certificate have carefully examined the PPM, and any amendments or supplements thereto, and such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Since the date hereof, the Company shall not have sustained any loss or interference with its business from fire, explosion, accident, malfunction, flood or other calamity, or shall have become a party to or the subject of any litigation, which in each case is materially adverse to the Company, nor, except as accurately described in the PPM (in particular, under the section captioned "Business" in the PPM) (exclusive of any amendment or supplement thereto), shall there have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), business prospects, net worth or results of operations of the Company taken as a whole, whether or not arising in the ordinary course of business.

                  (iv) Joseph Ende, the Company's President and principal stockholder, shall have entered into a lock-up agreement with G-V, in form and substance satisfactory to G-V as described in the PPM.

                  (v) The Company shall have furnished G-V with such additional closing or due diligence documents and certificates as G-V or counsel to G-V may reasonably request.

All such certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to G-V and its counsel. If any of the conditions specified in this Section 2(c) shall not have been fulfilled when and as required by this Agreement, G-V shall have no obligation to transfer any Funds to the Company and may, in its sole discretion, return such Funds to subscribers in the Offering. Any such return of Funds to subscribers shall be without liability of G-V to the Company or to any stockholder, officer, director, employee or creditor of the Company. Notice of such return of Funds to subscribers shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, G-V that:

                  (a) The PPM does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and conduct its business as described in the PPM and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the properties owned or leased by it make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business prospects, net worth or results of operations of the Company taken as a whole.

                  (c) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Except as described in the PPM (including the notes to the financial statements included therein), there are (i) no outstanding warrants or options issued or granted by the Company to purchase any shares of the capital stock of the Company, (ii) no preemptive rights or other rights to subscribe for or to purchase, or, any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the certificate of incorporation, by-laws or other governing documents of the Company or any agreement or other instrument to which the Company is a party or by which any of them may be bound, and (iii) no person has any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. The capitalization of the Company as of March 31, 1996, after giving effect to the offering of the Common Stock and Warrants included in the Units, is as set forth in the PPM and the Common Stock and Warrants included in the Units conform to the description thereof contained in the PPM. Except as set forth on Schedule A attached hereto, the Company has no direct or indirect subsidiaries.

                  (d) The Common Stock and Warrants included in the Units have been duly authorized and, when issued and delivered, the Common Stock and Warrants will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and no personal liability will attach to the ownership thereof.

                  (e) The Common Stock and Warrants included in the Units which may be issuable pursuant to Section 3(aa) hereof have been reserved for issuance and, when issued in accordance with the terms of Section 3(aa) hereof, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and no personal liability will attach to the ownership thereof.

                  (f) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and such agreements have been duly authorized, executed and delivered by the Company and constitute the valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

                  (g) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will conflict with, or constitute a breach or violation of, or a default under, the certificate of incorporation, by-laws or other governing documents of the Company, or any material agreement, indenture, mortgage, deed of trust or other instrument to which the Company is a party or by which it is bound, or to which any of its properties or assets is subject, or any statute, law, governmental or administrative rule or regulation, order or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its properties, or result in the creation or imposition of any lien, charge, claim, encumbrance, security interest or restriction whatsoever upon any right, property or asset of the Company. Except for (i) permits and similar authorizations required to be obtained by the Company under applicable state securities or "Blue Sky" laws and (ii) such permits, consents and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation by the Company of the transactions contemplated by this Agreement. The Offering complies with an exemption from the registration requirements of the Securities Act.

                  (h) The Company has not sustained, since the date of the latest audited financial statements included in the PPM, any loss, interruption or interference with its business or its principal assets from fire, explosion, flood, accident, malfunction or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree (by its terms applicable to the Company), which loss or interference would be material with respect to the Company; and, since the respective dates as of which information is given in the PPM, (i) the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business, (ii) the Company has not purchased any of its capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, and (iii) there has not been any change in the capital stock of the Company or any material change in the short-term or long-term debt of the Company or any other material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), business prospects, net worth or results of operations of the Company taken as a whole, except in each case as described in the PPM (including, without limitation, the proposed settlement of the legal proceedings described under the caption "Business" in the PPM).

                  (i) The financial statements included as part of the PPM present fairly, in all material respects, the financial condition and results of operations of the Company, at the dates and for the periods indicated and, except as noted therein, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (j) The Company has good and marketable title to all real property owned by it and owns or has valid rights to use all personal property (which is material to its businesses), free and clear of all liens, encumbrances and defects except as described in the PPM and except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any property or equipment, real, personal or mixed, and buildings held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

                  (k) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or other), business prospects, net worth or results of operations of the Company taken as a whole.

                  (l) The Company owns or possesses adequate rights to use all patents, trademarks, service marks, trade names, copyrightable works and licenses (and any authorizations or permits) necessary, in each case, for the conduct of its business. The Company has no reason to believe that the conduct of its business will conflict with, nor has any knowledge of any claim that will conflict with, the rights of others in respect thereof.

                  (m) Except as described in the PPM, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which may reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business prospects, net worth or results of operations of the Company taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by any other party, except in each case as described in the PPM.

                  (n) To the best of the Company's knowledge, no labor dispute with the employees of the Company exists or is threatened or imminent that could result in a material adverse change in the condition (financial or other), business prospects, net worth or results of operations of the Company taken as a whole.

                  (o) All relationships, direct or indirect, that exist between or among the Company on the one hand and the directors, officers, or principal shareholders of the Company on the other hand, that would be required by Item 404 of Regulation S-B to be described in a Form 10-KSB are so described in the PPM.

                  (p) The Company has no, and never has had any, plans governed or otherwise regulated by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder.

                  (q) The Company has filed, or has obtained currently effective extensions with respect to, all federal, state and local tax returns required to be filed through the date hereof and all such returns are true, correct and complete in all material respects. The Company has paid, or has obtained currently effective extensions with respect to, all taxes due with respect to all such federal, state and local tax returns, and no tax deficiency has been, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, is reasonably likely, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business prospects, net worth or results of operations of the Company taken as a whole. To the best of the Company's knowledge, there is no pending or threatened action, audit, investigation or other proceeding regarding the assessment against, or collection from, the Company of any taxes, except the audits currently being conducted in the ordinary course of business by the Internal Revenue Service relating to the Company's tax return for the period ended December 31, 1993 and by the New York State Department of Finance (Sales Tax Bureau) relating to the Company's sales tax returns for the period January 1, 1992 to December 31, 1995.

                  (r) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in accordance with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its accounts and financial assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (s) The Company is not (i) in violation of its certificate of incorporation, by-laws or other governing documents, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or to which any of its property or assets is subject, except as set forth on Schedule B hereto (with respect to which the Company shall, prior to the First Closing Date, obtain waivers or consents, as appropriate, or otherwise receive G-V's written waiver of said requirement, which waiver may be withheld or denied in G-V's sole and absolute discretion, or (iii) in violation in any respect of any federal or state law or regulation, or any other statute, law, governmental or administrative rule or regulation, order or decree of any court or governmental agency or body to which it or its property is subject, except for any such violation or default referred to in (ii) and (iii) above which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business prospects, net worth or results of operations of the Company taken as a whole.

                  (t) Except as described in the PPM, the Company possesses all material certificates, authorizations and permits issued by the appropriate federal or state regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the suspension, revocation or modification of any such certificate, authorization or permit or the imposition of any fine or penalty with respect to such certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the operations of the Company or its condition (financial or other), business prospects, net worth or results of operations taken as a whole.

                  (u) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of its securities to facilitate the sale or resale thereof.

                  (v) The Company shall furnish promptly to G-V and to G-V's counsel such number of copies of the PPM in such quantities as G-V may from time to time reasonably request.

                  (w) If, prior to the final closing of the Offering, any event occurs as a result of which the PPM as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company shall promptly notify G-V and shall prepare and furnish without charge to G-V as many copies as necessary of an amended PPM or a supplement to the PPM which will correct such statement or omission.

                  (x) The Company shall use its best efforts to take or cause to be taken all necessary action and furnish to whomever G-V may reasonably direct such information as may be required in qualifying the Units for sale under the laws of such jurisdictions within the United States as G-V shall designate, and shall continue such qualifications in effect for as long as may be necessary for completion of the distribution of the Units in accordance with the terms hereof; except that in no event shall the Company be obligated in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified nor to take any action that will subject it to general service of process in any jurisdiction where it is not now so subject.

                  (y) The Company shall not, during the twelve (12) month period following the Effective Date (as defined below), in any public or private transaction (including, without limitation, transactions intended to qualify with Regulation S) offer for sale, sell, grant any option, right or warrant with respect to, or otherwise dispose of, any Units or shares of Common Stock or any other securities convertible into, or exchangeable or exercisable for, shares of Common Stock, at a price per share of $3.00 or less (or announce its intention to undertake any of the foregoing), without the prior written consent of G-V, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in this Section 3(y), the Company may offer for sale, sell and grant options, rights and warrants with respect to, its securities (i) as disclosed in the PPM, (ii) in connection with Section 3(aa) hereof, (iii) to its employees in accordance with its employee benefit and stock option plans, and (iv) in connection with bona fide acquisitions of assets and/or businesses.

                  (z) There are no statutes, regulations, contracts, agreements or arrangements (written or oral), indentures, mortgages, loan agreements, notes, leases, instruments or other documents which are material to the business of the Company, other than those described or referred to in the PPM.

                  (aa) The Company shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement ("Registration Statement") with respect to the shares of Common Stock and Warrants included in the Units (including the Units underlying the warrants granted to G-V pursuant to Section 1(c) above) not later than 120 days from the First Closing Date (the "Filing Deadline"). The Company shall prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all the Units have been sold pursuant thereto or until the Units are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, required to be registered for the resale thereof. The Company shall use its best efforts to cause the Registration Statement to become effective and shall diligently pursue such effectiveness. The date that the Registration Statement becomes effective shall be referred to as the "Effective Date." The Company shall provide, at the Company's sole cost and expense, G-V and its counsel, with copies of all filings, correspondence, and other non-privileged documents, relating to the Registration Statement and its amendments. The Company shall not enter into any registration rights, underwriting or private placement arrangement which will conflict with the Company's obligations under this Section 3(aa). In the event that the Company fails to file the Registration Statement with the SEC by the Filing Deadline, the Company shall issue to each of the purchasers of Units in the Offering, Common Stock equal to five percent (5%) of the number of Units sold for no additional consideration. In the event that the Company fails to file the Registration Statement with the SEC within 240 days after the Filing Deadline, the Company shall issue to each of the purchasers of Units in the Offering, Common Stock equal to an additional five percent (5%) (or an aggregate of ten percent (10%)) of the number of Units sold for no additional consideration.

4. Expenses. The Company shall pay or cause to be paid (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to investors in the Offering of the Units; (b) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel) in connection with the preparation, printing, and delivery of the PPM and any amendments or supplements thereto and "Blue Sky" clearance of the foregoing; (c) any applicable "Blue Sky" listing or other fees; (d) the cost of printing certificates representing the shares of Common Stock and Warrants included in the Units; (e) the cost and charges of any transfer agent or registrar; (f) the cost of the escrow contemplated by Section 2 above; and (g) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Furthermore, it is understood that the Company shall pay G-V's attorneys fees, not to exceed $10,000, only if and when the Offering is completed, but shall not pay any other expenses of G-V, except as provided by Section 5 below. Notwithstanding the foregoing, disbursements of G-V's counsel in connection with "Blue Sky" matters shall be borne by the Company and shall be paid promptly upon invoice, as well as any additional legal fees related to "Blue Sky" matters to the extent such fees cause the aggregate legal fees of G-V's counsel to exceed $10,000.

5.       Indemnification.


(a) The Company shall indemnify and hold harmless G-V from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which G-V may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) failure to comply with the registration requirements of the Securities Act, (ii) any untrue statement or alleged untrue statement of a material fact contained in the PPM, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Common Stock and Warrants included in the Units under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), (iii) the omission or alleged omission to state in the PPM, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) any action or inaction by the Company in connection with the transactions contemplated by this Agreement, and shall reimburse G-V promptly upon demand for any legal or other expenses as reasonably incurred by G-V in connection with investigating, preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded.

                  (b) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls G-V within the meaning of the Securities Act or any officer, director, stockholder or partner or any authorized agent of G-V; and the obligations of G-V under this Section 5 shall be in addition to any liability that G-V may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company.

                  (c) Promptly after receipt by any indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall notify the Company in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the Company shall not relieve it from any liability which it may have under this Section 5 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 5. If any such claim or action shall be brought against any indemnified party, and such indemnified party shall notify the Company thereof, the Company shall be entitled to participate therein and, to the extent that it wishes to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the Company to the indemnified party of its election to assume the defense of such claim or action, the Company shall not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that G-V shall have the right to employ counsel to represent it and other indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by them against the Company under this Section 5 if, in G-V's reasonable judgment, it is advisable for them to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company.

6.       Access To Information By G-V.

         (a) Prior to the completion of the Offering, G-V or any person advising G-V shall be (i) furnished with complete and accurate copies of all documents (including exhibits) filed by the Company with the SEC since January 1, 1995 (the "Disclosure Documents"), and (ii) given the opportunity to ask questions and receive answers concerning the Company and the terms of the Offering. The Company will also furnish or make available to G-V or its authorized representatives and attorneys any and all information reasonably requested in connection with G-V due diligence efforts concerning the Offering.

         (b) Prior to the completion of the Offering, any proposed investor designated by G-V ("Proposed Investor") or any person advising such Proposed Investor shall be (i) furnished with the Disclosure Documents and with such other information concerning the Company and the terms and conditions of the Offering as may be required by the Securities Act and applicable state securities laws, and (ii) given the opportunity to ask questions and receive answers concerning the Company and the terms of the Offering.

7. Confidentiality. G-V and any person advising G-V, shall keep all information obtained from the Company confidential except as disclosure may be required in connection with the Offering. G-V shall not disclose or suffer the disclosure of, by anyone within its control, any confidential information concerning the Company to any third party without the Company's prior consent, except (i) as may be required by law or a court of competent jurisdiction or (ii) in connection with the defense or prosecution of a proceeding in connection with the indemnification obligations set forth in this Agreement. Confidential information does not include information that (1) was or becomes generally available to the public, or (2) was or becomes available to G-V from a source other than the Company, or (3) was within the possession of G-V hereto prior to its being furnished by the Company.

8. Designation of Board Member or Advisor. For a period of three years after the First Closing Date, G-V shall have the right at its discretion to designate one person either as a member of the Board of Directors or as an advisor to the Board of Directors of the Company. In the event G-V designates a person to become a member of the Board of Directors of the Company, the Company will take all necessary actions to cause such person to become a

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member, including, without limitation, expanding the size of the Board, filling a Board vacancy and nominating such person to be elected at the then next shareholders meeting. If G-V chooses to designate an advisor, such advisor shall be invited to and have the right to attend every meeting of the Board of Directors, but shall not have the right to vote and shall receive any materials delivered to the Board of Directors simultaneously with the Board.

9. Best Efforts to Effect. Subject to Section 1(a), G-V and the Company will jointly use their best efforts expeditiously to take all the steps necessary to effect the Offering, including, but not limited to, assisting in the preparation of the PPM and obtaining blue sky clearance in such states as the Placement Agent reasonable requires.

10.      Intentionally Omitted.

11. Survival of Certain Provisions. The agreements contained in Sections 1, 4, 5 and 6 hereof, and the representations, warranties and agreements of the Company contained in Section 3 hereof, shall survive the sale of Units to investors in the Offering and the closing of escrow hereunder and shall remain in full force and effect, regardless of any investigation made by or on behalf of any indemnified party.

12. Notices. Except as otherwise provided in this Agreement, all statements, requests, notices and agreements hereunder shall be in writing, and (a) if to the Company, shall be delivered or sent by mail, overnight courier or facsimile transmission to Brake Headquarters, U.S.A., Inc., 33-16 Woodside Avenue, Long Island City, New York 11101, Attn: Joseph Ende; and (b) if to G-V, shall be delivered or sent by mail, telex or facsimile transmission to 150 Vanderbilt Motor Parkway, Suite 311, Hauppauge, New York 11788, Attention: Lawrence Kaplan.

13. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and G-V and their respective successors and assigns. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as set forth in Section 5(b). Nothing in this Agreement shall be construed to give any person, other than the persons referred to in Section 5(b), any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successors and assigns, " as used in this Agreement, shall not include any purchaser of Units in the Offering merely by reason of such purchase; provided, however, that purchasers of Units in the Offering shall benefit from the terms of Section 3(aa) and shall have the right to enforce such terms against the Company.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the date first set forth above.

                                           BRAKE HEADQUARTERS, U.S.A., INC.


                                           By:
                                                Its:

                                           G-V CAPITAL CORP.


                                           By:
                                                Its:


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                                   SCHEDULE A

                              LIST OF SUBSIDIARIES


Sanyo Automotive Parts Ltd. d/b/a Brake Headquarters

Quality First Brake Corp.
         Fifteen, Inc.
         Thirty-Three, Inc.
         Twenty-Six, Inc.
         Thirty-Nine, Inc.

Quality First Brake (Canadian)

Brake Headquarters Corp.



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Schedule B


Section 6.9                         Financial Covenants of Chase Manhattan
                                    --------------------------------------

                  (ii) a ratio of Indebtedness to Tangible Net Worth of not more than 3.0:1.00 during the period commencing with the date of this Agreement through and including December 30, 1996, and not more than 2.50:1.00 thereafter was approximately 3.347 at March 31, 1996.

                  (iii) Tangible Net Worth of not less than $4,250,000, was approximately $3,991,000 at March 31, 1996.

                  (iv) Interest coverage of not less than 225%, was approximately 165.7% at March 31, 1996.

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